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                                                                 EXHIBIT 10-Z(v)



                FIRST AMENDMENT TO THE PROFIT SHARING PLAN OF
               BINDLEY WESTERN INDUSTRIES, INC., & SUBSIDIARIES



WHEREAS, Bindley Western Industries, Inc. (the "Company") established the Profit Sharing Plan of Bindley Western Industries, Inc. and its Subsidiaries originally effective on January 1, 1979, and amended and restated in the PRISM(R) Nonstandardized Prototype Adoption Agreement effective January 1, 1996 (the "Plan"); and

WHEREAS, the Company in the Adoption Agreement appointed the original members of the Committee who were charged with operating the Plan; and

WHEREAS, the Company has decided to reconstitute the Committee effective October 1, 1997.

NOW THEREFORE,

BE IT RESOLVED, that the Company amends the provisions of Item B.3. of the Adoption Agreement to provide as follows:

B.  BASIC PLAN PROVISIONS:

 ...

3.  COMMITTEE MEMBERS:

    Michael L. Shinn, Michael D. McCormick, Thomas Weakley, and Marion A. McDermott


AND BE IT FURTHER RESOLVED, that except as amended herein, all other provisions of the Profit Sharing Plan of Bindley Western Industries, Inc. and its Subsidiaries shall remain effective as set forth in the Adoption Agreement.

PLAN SPONSOR:  BINDLEY WESTERN INDUSTRIES, INC.


By: /s/ Michael D. McCormick, Sec.      Dated: 10/24/97
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Trustee:  KEY TRUST COMPANY


By: /s/ April M. Czenkush               Dated: 10/24/97
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